Exhibit 5.1

[Letterhead of Perkins Coie LLP]

January 9, 2004

Puget Energy, Inc.

10885 N.E. 4th Street

Bellevue, WA 98004

Puget Sound Energy, Inc.

10885 N.E. 4th Street

Bellevue, WA 98004

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Puget Energy, Inc., a Washington corporation (“Puget Energy”) and Puget Sound Energy, Inc., a Washington corporation (“PSE”), in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of $500,000,000 in aggregate offering amount of (a) common stock of Puget Energy (the “Common Stock”) and (b) senior notes of PSE (the “Notes”).

The Notes are to be issued under a senior note indenture between PSE and US Bank National Association, as trustee (the “Note Trustee”), and one or more supplemental indentures thereto (collectively, the “Note Indenture”). PSE’s obligations under the Notes will be secured by PSE’s first mortgage bonds (the “Pledged Bonds”) to be issued under either PSE’s electric property first mortgage indenture (the “Electric Mortgage”) between PSE and US Bank National Association, as trustee (the “Electric Trustee”), or PSE’s gas property first mortgage indenture (the “Gas Mortgage”) between PSE and BNY Midwest Trust Company, as trustee (the “Gas Trustee”). We have examined the Registration Statement and such other instruments, documents and records of Puget Energy and PSE, certificates of public officials and other materials that we deemed necessary or appropriate in giving this opinion (collectively, the “Documents”). In such examination, we have assumed the following: (a) the authenticity of original Documents and the genuineness of all signatures, (b) the

January 9, 2004

conformity to the originals of all Documents submitted to us as copies, (c) the requisite power and due authorization, corporate or otherwise, to enter into the Documents and to perform all obligations thereunder, (d) the validity, binding effect and enforceability in accordance with their terms, of the Documents and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the Documents.

Based upon the foregoing examination, we are of the opinion that:

1.    The Common Stock will be duly authorized, validly issued, fully paid and nonassessable when (a) the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendments), shall have become effective under the Securities Act, (b) Puget Energy’s Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock, as contemplated by the Registration Statement (including any amendments or supplements thereto), (c) the stock certificates evidencing the Common Stock shall have been duly executed by Puget Energy or, in the case of noncertificated shares, instructions for the electronic issuance of such shares shall have been delivered to the Puget Energy’s registrar, and registered by its registrar, (d) the Common Stock shall have been offered and sold by Puget Energy, as contemplated by the Registration Statement and any amendments or supplements thereto, and (e) Puget Energy shall have received the consideration required for the Common Stock to be sold by it as contemplated by the Registration Statement and any amendments or supplements thereto.

2.    The Notes will be duly authorized, validly issued and binding obligations of PSE when

(a)    the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendments), shall have become effective under the Securities Act, and the Note Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and duly executed and delivered by PSE and the Note Trustee;

(b)    PSE shall have complied with the requirements of section 80.08.040 of the Revised Code of Washington with respect to the issuance and sale of the Notes;

January 9, 2004

(c)    PSE’s Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing (i) the issuance and sale of the Notes, as contemplated by the Registration Statement (including any amendments or supplements thereto) and the Note Indenture, (ii) the execution and delivery of the Note Indenture, including an indenture supplemental thereto pursuant to which PSE will issue a series of Notes, (iii) issuance and delivery of the Pledged Bonds; and (iv) the execution and delivery of an indenture supplemental to the Electric Mortgage or the Gas Mortgage, as the case may be, pursuant to which PSE will issue a series of Pledged Bonds (the “Pledged Bond Supplemental Indenture”);

(d)    the terms of the Notes and their issue and sale shall have been duly established in conformity with the Note Indenture so as not to violate any applicable law, agreement or instrument then binding upon PSE;

(e)    the terms of the Pledged Bonds and their issue shall have been duly established in conformity with the Electric Mortgage or Gas Mortgage, as the case may be, so as not to violate any applicable law, agreement or instrument then binding upon PSE;

(f)    PSE shall have complied with the terms and conditions of the Note Indenture with respect to the creation, authentication and delivery of a supplemental indenture thereto;

(g)    the Notes shall have been duly executed by PSE, duly authenticated and delivered by the Note Trustee, and issued and sold by PSE as contemplated by the Registration Statement (including any amendments or supplements thereto) and in accordance with the above-mentioned corporate and governmental authorizations;

(h)    PSE shall have complied with the terms and conditions of the Electric Mortgage or the Gas Mortgage, as the case may be, with respect to the creation, authentication and delivery of a supplemental indenture thereto;

(i)    the Pledged Bonds shall have been duly executed by PSE, duly authenticated and delivered by the Electric Trustee or the Gas Trustee, as the case may be, and issued by PSE as contemplated by the Registration Statement (including any amendments or supplements thereto) and in accordance with the above-mentioned corporate and governmental authorizations; and

January 9, 2004

(j)    the Pledged Bond Supplemental Indenture shall have been duly filed and recorded in the appropriate recording offices of all jurisdictions in which the properties subject to the Electric Mortgage or the Gas Mortgage, as the case may be, are located, and all appropriate Uniform Commercial Code filings shall have been duly filed and recorded.

The opinions expressed above are subject to the following exclusions and qualifications:

A.    We express no opinion as to the validity, binding effect or enforceability of any right or obligation to the extent that such right or obligation may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including those relating to the availability of the remedy of specific performance or injunctive relief or (iii) the effect of federal and state securities laws and principles of public policy on rights of indemnity and contribution.

B.    We express no opinion as to any laws other than the federal laws of the United States and the state of Washington and we express no opinion with respect to the laws, regulations or ordinances of any county, municipality or governmental subdivision or agency thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/    Perkins Coie LLP